                                                                    EXHIBIT 12.1


                                  MANPOWER INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (IN MILLIONS)



                                                       NINE MONTHS ENDED
                                                       SEPTEMBER 30, 2002
                                                       ------------------
Earnings:
    Earnings before income taxes                            $ 118.8
    Fixed charges                                              86.0
                                                            -------
                                                            $ 204.8
                                                            =======


Fixed charges:
    Interest (expensed or capitalized)                      $  31.9
    Estimated interest portion of rent expense                 54.1
                                                            -------
                                                            $  86.0
                                                            =======

Ratio of earnings to fixed charges                              2.4
                                                            =======

                                                                  YEARS ENDED DECEMBER 31,
                                                      -------------------------------------------------
                                                        2001       2000      1999       1998      1997
                                                      --------   -------    ------     -------   ------
Earnings:
    Earnings before income taxes                      $ 197.9    $ 265.2    $ 205.8    $ 113.8   $ 249.2
    Fixed charges                                       107.4       94.0       71.6       65.1      47.2
                                                      -------    -------    -------    -------   -------
                                                      $ 305.3    $ 359.2    $ 277.4    $ 178.9   $ 296.4
                                                      =======    =======    =======    =======   =======


Fixed charges:
    Interest (expensed or capitalized)                $  39.1    $  35.0    $  17.3    $  19.2   $  11.1
    Estimated interest portion of rent expense           68.3       59.0       54.3       45.9      36.1
                                                      -------    -------    -------    -------   -------
                                                      $ 107.4    $  94.0    $  71.6    $  65.1   $  47.2
                                                      =======    =======    =======    =======   =======

Ratio of earnings to fixed charges                        2.8        3.8        3.9        2.7       6.3
                                                      =======    =======    =======    =======   =======


NOTE: The calculation of Ratio of Earnings to Fixed Charges set forth above is in accordance with Regulation S-K, Item 601(b)(12). This calculation is different than the fixed charge ratio that is required by our various borrowing facilities.